                                                                   EXHIBIT 10.03

THE SECURITIES REPRESENTED BY THIS AGREEMENT (THE "SECURITIES") HAVE BEEN ISSUED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT"), SECTION 10-5-9(13) OF THE OFFICIAL CODE OF GEORGIA ANNOTATED (THE "GEORGIA CODE"), AND APPROPRIATE EXEMPTIONS FROM REGISTRATION
UNDER THE SECURITIES LAWS OF OTHER APPLICABLE JURISDICTIONS.   THE SECURITIES
MAY NOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED OTHER THAN PURSUANT TO AN EFFECTIVE REGISTRATION OR AN EXEMPTION SATISFACTORY TO THE ISSUER OF COMPLIANCE WITH THE 1933 ACT, THE GEORGIA CODE AND THE APPLICABLE SECURITIES LAWS OF ANY OTHER JURISDICTION. THE ISSUER SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT WITH RESPECT TO COMPLIANCE WITH THE 1933 ACT AND OTHER APPLICABLE LAWS.


                             PLAN OPTION AGREEMENT


     THIS PLAN OPTION AGREEMENT, effective as of the 6th day of May, 1997, by and between LAW COMPANIES GROUP, INC., a Georgia corporation (the "Company"), and Virgil R. Williams and James M. Williams, each a resident of the State of Georgia (jointly and severally, "Optionee").

                              W I T N E S S E T H:

     WHEREAS, the Company has contemporaneously herewith sold to Optionee, and Optionee has purchased from the Company, certain securities of the Company as more particularly described in the Securities Purchase Agreement of even date herewith, by and between the Company and Optionee (the "Securities Purchase Agreement").

     WHEREAS, pursuant to and in accordance with the terms and conditions of
Section 1.01(d) of the Securities Purchase Agreement, the Company and Optionee desire to enter into this Agreement with respect to an option on certain shares of common stock of the Company (the "Common Stock") in order to set forth the terms and conditions upon which such option shall be granted by the Company and exercised by Optionee.

     NOW, THEREFORE, in consideration of the mutual benefits to each party, it is agreed as follows:

     1. Grant of Option. Subject to the terms and conditions set forth herein, Optionee shall have the right to purchase a number of shares of Common Stock equal one-half (1/2) of the number of "Scheduled Option Shares" (as defined below); such shares hereinafter are referred to as the "Option Shares," and this option hereinafter is referred to as the "Option". "Scheduled Option Shares" means those shares of Common Stock which may be, subject to various agreements evidencing "Scheduled Options" (as defined below), purchased by "Scheduled Option Holders" (as defined below), as set forth in Schedule A. The aggregate
                                                    ----------
number of Scheduled Option Shares shall be equal to the aggregate number of shares subject to Scheduled Options. "Scheduled Options" shall mean those options set forth on Schedule A which have been, on or before the date hereof,
                     ----------
granted to Scheduled Option Holders. "Scheduled Option Holder(s)" shall mean those individuals who have been granted Scheduled Options on or before the date hereof.

     2.   Exercise of Option.

          (a) Vesting of Option Contingent Upon Exercise of Scheduled Options
and Purchase of Scheduled Option Shares.    Immediately upon the exercise after
the date hereof of any Scheduled Options and purchase of Scheduled Option Shares by a Scheduled Option Holder (a "Vesting Event"), the Option shall become exercisable with respect to the number of Option Shares equal to one-half ( 1/2) of the number of Scheduled Option Shares purchased by such Scheduled Option Holder (the "Vesting Event Number") at the same price per share as such Scheduled Option Shares were purchased (the "Vesting Event Price"). Prior to the occurrence of a Vesting Event, no portion of the Option shall be exercisable by Optionee, and Option Shares shall become subject to purchase under the terms and provisions of the Option only to the extent that Vesting Events occur as set forth in the preceding sentence.

          (b) Notification of Exercise of Scheduled Options. Each time any Vesting Event occurs, the Company shall promptly, and in no event later than thirty (30) days following such Vesting Event, notify Optionee of the Vesting Event Number and the Vesting Event Price with respect to such Vesting Event, and the date on which such Vesting Event occurred.

          (c) Method of Exercise and Payment. When Option Shares become subject to purchase upon the occurrence of a Vesting Event, the Option Shares which Optionee desires to purchase may be exercised by Optionee's delivery to the Secretary of the Company of one or more Notices of Exercise, in the form of Schedule B, each accompanied by payment in full of the "Option Price" (as
----------
defined below). Such delivery must be made within ninety (90) days of the date on which the Vesting Event occurred. The "Option Price" shall be an amount equal to the number of Option Shares purchased multiplied by the Vesting Event
                                               -------------
Price, and shall be paid by cashier's check payable to the Company or by wire transfer of immediately available funds to an account designated from time to time by the Company for such purpose.

     3. Termination of Option and Option Rights. The Option shall not be exercisable either in whole or in part after the date on which all Scheduled Options have either expired and are no longer exercisable, or have been fully exercised. Furthermore, portions of the Option shall terminate (and Option Shares shall no longer be subject to purchase by Optionee) as follows:

          (a) Partial Termination Upon Failure to Exercise. Upon the occurrence of a Vesting Event, any Option Shares which become subject to purchase by Optionee in accordance with the provisions of Section 2 above and which Optionee fails to purchase within ninety (90) days of the date on which such Vesting Event occurred shall cease to be subject to purchase under the Option, and such portion of the Option shall no longer be exercisable.

          (b) Partial Termination Upon Termination of Underlying Scheduled Options. To the extent that any Scheduled Option Shares are no longer subject to purchase by a Scheduled Option Holder due to the expiration or termination of all or a portion of a Scheduled Option, or for any other reason, any Option Shares which could have become subject to purchase by Optionee in accordance with the provisions of Section 2 above with respect to a Vesting Event involving such Scheduled Option Shares shall cease to be subject to purchase under the Option, and such portion of the Option shall no longer be exercisable.

     4. Agreement of Optionee. Optionee hereby agrees to hold all of the Option Shares acquired by Optionee pursuant to Optionee's exercise of this Option for investment purposes and not with a view to resale or distribution thereof to the public. Optionee hereby agrees to execute such documents as the Board of Directors of the Company may require with respect to state and federal securities laws and any restrictions on the resale of the Option Shares which may be applicable.

     5. No Impairment. The Company will not, by amendment of its Restated Articles or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by the Company under this Option, but will at all times in good faith assist in the carrying out of all the provisions of this Option and in the taking of all such action as may be necessary or appropriate in order to protect the rights of Optionee.

     6. No Voting Rights. This Option shall not entitle Optionee to any voting rights or other rights as a stockholder of the Company, and no dividend or interest shall be payable or accrue in respect of this Option or the interest represented by or the shares purchasable under this Option until and unless, and except to the extent that, this Option shall be exercised.

     7. Stock Certificates. The issuance of stock certificates upon the exercise of this Option shall be made without charge to Optionee for any tax (other than (i) income taxes and (ii) transfer taxes resulting from issuance of stock certificates to a person other than Optionee) in respect of the issue of such stock. Optionee shall for all purposes be deemed to have become the holder of record of the shares issued upon exercise of this Option on the date both the Option Price and the Notice of Exercise are delivered to the Company, irrespective of the date of delivery of the certificate for such shares, except that, if the date the Notice of Exercise and the Option Price are delivered to the Company is a date the Company is closed for business, Optionee shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the Company is open for business. Such certificates evidencing the shares of Common Stock issued pursuant to the exercise of this Option shall bear restrictive legends similar to those at the head of this Agreement, a legend referencing transfer restrictions set forth in the Company's Restated Articles of Incorporation, and any other legend required pursuant to any federal, state, local or foreign law governing the Common Stock.

     8.   Miscellaneous.

     (a) Any notice, request, instruction or other document to be given hereunder by any party hereto to any other party hereto shall be in writing and delivered personally or sent by registered or certified mail (including by overnight courier or express mail service), postage or fees prepaid, if to the Company to:

               Law Companies Group, Inc.
               3 Ravinia Drive, Suite 1830
               Atlanta, Georgia 30346
               Attention: Mr. Bruce C. Coles

          with a copy to:

               Long Aldridge Norman LLP
               303 Peachtree Street, N.E., Suite 5300
               Atlanta, Georgia 30308
               Attention: Mr. F. T. Davis, Jr.

          if to Optionee to:

               Mr. Virgil R. Williams
               Mr. James M. Williams
               2076 West Park Place
               Stone Mountain, Georgia 30087

          with a copy to:

               Arnall Golden & Gregory, LLP
               One Atlantic Center
               1201 West Peachtree Street
               Atlanta, Georgia 30309
               Attention:  Mr. Jonathan Golden

or at such other address for a party as shall be specified by like notice. Any notice which is delivered personally in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party or the office of such party. Any notice which is addressed and mailed in the manner herein provided shall be conclusively presumed to have been duly given to the party to which it is addressed at the close of business, local time of the recipient, on the fourth business day after the day it is so placed in the mail or, if earlier, the time of actual receipt.

     (b) This Agreement is being made in, and shall be construed in accordance with and governed by the laws of the State of Georgia, without giving effect to, the principles of conflicts of law thereof.

     (c) This Agreement, together with the other "Transaction Documents" (as defined in the Securities Purchase Agreement), constitute the sole understanding of the parties with respect to the subject matter hereof.

     (d) The headings of the Sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

     (e) This Agreement may be executed in multiple counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

     (f) The Board shall have the sole and final authority in any matter relating to the interpretation of this Agreement or any provision of this Agreement.

     (g) This Agreement shall not be assigned by Optionee without the prior written consent of the Company.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed on its behalf as of the date indicated on the first page hereof.

                              COMPANY:

                              LAW COMPANIES GROUP, INC.


                              By: /s/ Bruce C. Coles
                                  ------------------------------------
                                      Bruce C. Coles
                                      Chairman, CEO and President

                              OPTIONEE:


                                  /s/ Virgil R. Williams
                                  ------------------------------------
                                      Virgil R. Williams


                                  /s/ James M. Williams
                                  ------------------------------------
                                      James M. Williams